Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236963

Prospectus Supplement
(to Prospectus dated March 19, 2020)

4,216,868 Shares

We are offering 4,216,868 shares of our common stock in this offering.

Our common stock is listed on The Nasdaq Stock Market, or Nasdaq, under the symbol “SOLY.” On June 25, 2020, the last reported sale price of our common stock on Nasdaq was $11.85 per share.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to public	$8.30	$35,000,004
Underwriting discount(1)	$0.581	$2,450,000
Proceeds to us (before expenses)	$7.719	$32,550,004
________________________
(1) See “Underwriting” beginning on page S-18 for additional information regarding the compensation payable to the underwriters.

We have granted an option to the underwriters to purchase up to 632,530 additional shares on the same terms and conditions set forth above from us within 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the shares against payment on or about June 30, 2020.
___________________________________

Sole Book-Running Manager
Cantor
Lead Manager
Oppenheimer & Co.

Co-Manager
Maxim Group LLC

The date of this prospectus supplement is June 26, 2020.

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on March 6, 2020 and was declared effective by the SEC on March 19, 2020. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference, herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, and “Soliton” refer to Soliton, Inc., a Delaware corporation.

Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-5 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Overview

We are a medical device company with a novel and proprietary platform technology licensed from The University of Texas MD Anderson Cancer Center, or MD Anderson. Our Rapid Acoustic Pulse, or RAP, device uses rapid pulses of designed acoustic shockwaves to disrupt cellular and subcellular structures in the dermis and subcutaneous tissue. Our novel shockwave design allows us to target the changes in stiffness between cellular structures and generate a shearing effect that we believe represents a platform technology potentially useful in tattoo removal, cellulite reduction, fibrotic scar treatment and other indications. We believe the high repetition rate, rapid rise and fall of the wave, and significant peak pressure delivered in a non-focused manner make our shockwave significantly different from other available shockwave technologies. Importantly, our technology allows the disruption of targeted structures within the skin without significant pain and without treatment-related downtime.

We received clearance for our RAP device for tattoo removal from the U.S. Food and Drug Administration, or FDA, in May 2019 allowing our device to be used as an accessory to a 1064 nm Q-switched laser for tattoo removal on patients with skin tones on the Fitzpatrick scale between I and III. When used in conjunction with existing lasers for tattoo removal, our technology allows a doctor to treat a patient multiple times in a single office visit and significantly reduces the number of office visits required to remove a tattoo, allowing a dramatic acceleration of the tattoo removal process.

We expect to generate revenue from both the initial sale of the device and from the recurring sales of disposable cartridges that are required by the device. We refer to this as our "razor and blade" recurring revenue model. Cartridges are designed to be specific to the intended indication (for example, tattoo cartridges will be different from potential future cellulite cartridges, if approved) and each treatment session would require one or more cartridges. We expect that one tattoo cartridge will facilitate up to five standard laser treatments in a single office visit for the average-sized tattoo (about five square centimeters). Therefore, a patient with an average-sized tattoo that requires three office visits will require the use of three cartridges.

We also have ongoing clinical programs in several indications, which, if successful, will allow us to expand commercialization of our products into additional markets. As a stand-alone device, we believe our RAP device has the potential to reduce the effects of fibrosis and stimulate beneficial fibroblast behavior. This capability enables the targeting of cellulite and fibrotic (keloid and hypertrophic) scars, as well as smoothing and tightening skin. We also intend to pursue regulatory approval in international markets and we are currently developing a regulatory strategy for these additional markets.

Recent Developments

We recently completed our pivotal cellulite trial. We treated 67 subjects and included results for 62 subjects in the results analysis due to exclusion of one subject and no show or incomplete follow-ups for another four subjects. Each patient received a single 20-30 minute treatment targeting dimples and ridge. There were no unexpected adverse events or serious adverse events. There was an average pain score of 2.42 on a 0-10 scale with 10 being the most pain. As a measure of patient satisfaction, 91.9% of the subjects agreed or strongly agreed that their cellulite appeared improved. The primary endpoint of the study, a mean change in cellulite severity score of 1.0 or better, was exceeded with an actual mean change of 1.16, resulting in a positive outcome. This change represents a 32.5% reduction in the cellulite severity score for the 62 patients included in the study results. 85% of subjects responded to treatment with the improvement in the cellulite severity scores ranging from 6.7% to 85.7%. Many existing cellulite treatment options are on the market today are invasive or, if non-invasive, require 4-6 treatments. The results seen in this study were generated by a single treatment session.

We remain focused on our regulatory pathway for cellulite reduction and intend to file our 510(k) application for the clearance of this indication before the end of the second quarter of 2020. We expect to receive clearance in six to nine months of filing with the FDA. However, should the FDA deem our choice of predicate device to be inadequate, we would be required to convert our application to a De Novo request, which we estimate would extend the filing and review process by approximately six to nine months.

We plan to launch our RAP device for both tattoo removal and cellulite reduction, if cleared, into select dermatologist offices during the first half of 2021. The same device will be capable of treating either indication by changing between specifically designed cartridges for either tattoo or cellulite.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•reduced disclosure obligations regarding executive compensation;

•exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments; and

•can delay adopting new or revised financial accounting standards under §107 of the JOBS Act; instead we are eligible to claim longer phase-in periods.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

Corporate Information

We were originally incorporated in Delaware in April 2012. Our corporate offices are located at 5304 Ashbrook Dr., Houston, TX 77081. Our telephone number is 844-705-4866. Our Internet address is www.soliton.com. The content on our web site, or that can be accessed through our web site, is not part of this prospectus supplement.

The Offering

Common stock offered by us	4,216,868 shares of our common stock.

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters a 30-day option to purchase up to additional shares of common stock from us at the public offering price, less the underwriting discount.

Common stock to be outstanding after this offering	21,189,943 shares (21,822,473 shares if the underwriters exercise their option in full).

Use of Proceeds
We intend to use the net proceeds of this offering for support costs to launch our products including sales and marketing spending; development of our device to be sold commercially including tooling and fixtures for manufacturing and inventory build; regulatory and clinical efforts to expand our pipeline; brand development spending; and for working capital and general corporate purposes. See the caption “Use of Proceeds” on page S-8.

Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	“SOLY”

The number of shares of our common stock expected to be outstanding after this offering is based on 16,973,075 shares of common stock outstanding as of June 24, 2020, and excludes, as of that date, the following:

•1,324,608 shares of common stock underlying outstanding warrants having an average exercise price of $11.32 per share;
•3,316,050 shares of common stock underlying outstanding options at an average exercise price of $3.90 per share; and
•848,950 shares of common stock available for future issuance under the Soliton, Inc. 2018 Stock Plan.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise of the outstanding options or the warrants described above and no exercise by the underwriters of their option to purchase additional shares of common stock.

Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Investors purchasing common stock in this offering will incur immediate dilution of $6.42 per share. See “Dilution” on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

We have in the past and intend in the future to raise funds, finance acquisitions or develop strategic relationships by issuing equity or convertible debt securities, which will reduce the percentage ownership of investors in this offering.

Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common stock. We are authorized to issue up to 100,000,000 shares of common stock. Future issuances of common stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share.

Shares issuable upon the exercise of outstanding options or warrants may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

We have a material number of outstanding options and warrants to purchase shares of common stock. To the extent any of these options or warrants are exercised and any additional options or warrants are granted and exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

The concentration of our common stock ownership by a single shareholder will limit your ability to influence corporate matters.

Upon completion of this offering, our largest shareholder, Remeditex Ventures, LLC, or Remeditex, will beneficially own and will be able to vote in the aggregate 43.5% of our outstanding common stock. As such, Remeditex, will continue to have the ability to exert significant influence over all corporate activities, including the election or removal of directors and the outcome of tender offers, mergers, proxy contests or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for their shares of common stock. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that shareholders do not view as beneficial. In addition, such concentrated control could discourage others from initiating changes of control. In such cases, the perception of our prospects in the market may be adversely affected and the market price of our common stock may decline.

We will have broad discretion in how we use the proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We currently anticipate that the net proceeds from this offering will be used primarily for support costs to launch our products including sales and marketing spending; development of our device to be sold commercially including tooling and fixtures for manufacturing and inventory build; regulatory and clinical efforts to expand our pipeline; brand development spending; and for working capital and general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree, and the proceeds may not be invested in a manner that yields a favorable or any return. Our failure to use these funds effectively could have a material adverse effect on our business.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•market and economic uncertainty caused by the COVID-19 outbreak;
•our ability to obtain additional funding to commercialize our RAP device for tattoo removal, develop the RAP device for other indications and develop our dermatological technologies;
•the need to obtain regulatory approval for when we modify our Generation 2 device to become our Generation 3 device before our nationwide launch, and the need to obtain regulatory approval for other indications;
•the success of our future clinical trials;
•compliance with obligations under our intellectual property license with MD Anderson;
•market acceptance of the RAP device;
•competition from existing products or new products that may emerge;
•potential product liability claims;
•our dependency on third-party manufacturers to supply or manufacture our products;
•our ability to establish or maintain collaborations, licensing or other arrangements;
•our ability and third parties’ abilities to protect intellectual property rights;
•our ability to adequately support future growth;
•our ability to attract and retain key personnel to manage our business effectively;
•risks associated with our identification of material weaknesses in our control over financial reporting;
•natural disasters affecting us, our primary manufacturer or our suppliers;
•our ability to establish relationships with health care professionals and organizations;
•general economic uncertainty that adversely effects spending on cosmetic procedures;
•volatility in the market price of our stock; and
•potential dilution to current stockholders from the issuance of equity awards.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We estimate that the net proceeds of this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $32.2 million ($37.1 million if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds from this offering for support costs to launch our products including sales and marketing spending; development of our device to be sold commercially including tooling and fixtures for manufacturing and inventory build; regulatory and clinical efforts to expand our pipeline; brand development spending; and for working capital and general corporate purposes.

Investors of our common stock will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, if any, our cash needs, and the rate of adoption of our RAP device. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Pending the application of the net proceeds, we intend to invest the net proceeds in money market accounts and/or investment-grade, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree, and the proceeds may not be invested in a manner that yields a favorable or any return.

Dividend Policy

We currently intend to retain earnings, if any, to finance the growth and development of our business, and do not expect to pay any cash dividends to our shareholders in the foreseeable future.

Capitalization

The following table sets forth our cash, cash equivalents and restricted cash and capitalization as of March 31, 2020 on:

•an actual basis; and
•a pro forma as adjusted basis after giving effect to the sale of 4,216,868 shares of our common stock in this offering at an offering price of $8.30 per share and our receipt of approximately $32.2 million in net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us.

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus supplement or incorporated by reference herein.

	At March 31, 2020
	Actual	Pro Forma - As adjusted for Offering
		Unaudited
Cash, cash equivalents and restricted cash	$7,744,526	$39,919,530
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 100,000,000 shares authorized; 16,943,578 and shares issued and outstanding, respectively (1)	16,943	21,160
Additional paid-in capital.......................................................................................	67,011,324	99,182,111
Accumulated deficit	(59,313,874)	(59,313,874)
Total stockholders’ equity (deficit).......................................................................................	7,714,393	39,889,397
Total capitalization	$7,714,393	$39,889,397

The number of shares of common stock to be outstanding after this offering includes 4,216,868 shares of our common stock sold in this offering at an offering price of $8.30 per share

The number of shares does not give effect to:

•1,359,608 shares of common stock underlying outstanding warrants at an average exercise price of $11.07 per share;
•3,271,050 shares of common stock underlying outstanding options at an average exercise price of $3.77 per share; and
•143,950 shares of common stock available for issuance under the Soliton, Inc. 2018 Stock Plan.

Dilution

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2020 was $7,616,104, or approximately $0.45 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of shares of our common stock outstanding. After giving effect to the sale of 4,216,868 shares of our common stock in this offering at the public offering price of $8.30 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $39.8 million, or approximately $1.88 per share. This represents an immediate increase in net tangible book value of approximately $1.43 per share to our existing stockholders and an immediate dilution of approximately $6.42 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$8.30
Net tangible book value per share as of March 31, 2020	$0.45
Increase in net tangible book value per share attributable to this offering	$1.43
As adjusted net tangible book value per share after giving effect to this offering		$1.88
Dilution per share to new investors participating in this offering		$6.42

If the underwriters exercise their option to purchase an additional 632,530 shares of common stock in full, our as adjusted net tangible book value after giving effect to this offering, would have been approximately $2.05 per share, representing an increase in net tangible book value of approximately $1.60 per share to existing stockholders and immediate dilution in net tangible book value of approximately $6.25 per share to new investors purchasing shares in this offering.

The above discussion and table are based on 16,943,578 shares of our common stock outstanding as of March 31, 2020, and excludes as of that date the following:

•1,359,608 shares of common stock underlying outstanding warrants having an average exercise price of $11.07 per share;
•3,271,050 shares of common stock underlying outstanding options at an average exercise price of $3.77 per share; and
•143,950 shares of common stock available for future issuance under the Soliton, Inc. 2018 Stock Plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options or warrants, having an exercise or conversion price less than the offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description Of The Securities We Are Offering

The following description of our common stock summarizes the material terms and provisions thereof, including the material terms of the common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” of the accompanying prospectus.

Material U.S. Federal Income Tax Consequences To Non-U.S. Holders

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•financial institutions;

•brokers or dealers in securities;

•tax-exempt organizations;

•pension plans;

•regulated investment companies;

•owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•insurance companies;

•controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

For the purposes of this discussion, a "U.S. Holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "Non-U.S.

Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below.

Tax Considerations Applicable to U.S. Holders

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled "Tax Considerations Applicable to U.S. Holders – Disposition of Our Common Stock."

Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the common stock. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder's holding period for the common stock exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and to the proceeds of a sale or other disposition of common stock paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder's taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in "Tax Considerations Applicable to U.S. Holders – Distributions."

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder's conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS

Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled "Tax Considerations Applicable to Non-U.S. Holders – Backup Withholding and Information Reporting" and "Tax Considerations Applicable to Non-U.S. Holders – Foreign Accounts" for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock

Subject to the discussions below under the sections titled "Tax Considerations Applicable to Non-U.S. Holders – Backup Withholding and Information Reporting" and "Tax Considerations Applicable to Non-U.S. Holders – Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless:

•the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder's holding period of the common stock, if shorter), a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a "U.S. real property holding corporation."

See the sections titled "Tax Considerations Applicable to Non-U.S. Holders – Backup Withholding and Information Reporting" and "Tax Considerations Applicable to Non-U.S. Holders – Foreign Accounts" for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading "Dividends," will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is affected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a "foreign financial institution," the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a "foreign financial institution," the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, while withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under recently proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated June 26, 2020, between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as representative of the underwriters named below, or the Representative, and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Cantor Fitzgerald & Co.	3,584,338
Oppenheimer & Co. Inc.	421,687
Maxim Group LLC	210,843
Total	4,216,868

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 632,530 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.3486 per share of common stock. After the initial offering, the Representative may change the offering price and other selling terms.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares

Public offering price	$8.30	$8.30	$35,000,004	$40,250,003
Underwriting discounts and commissions	$0.581	$0.581	$2,450,000	$2,817,500
Proceeds to us, before expenses	$7.719	$7.719	$32,550,004	$37,432,503

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $275,000. We have also agreed to reimburse the underwriters for up to $100,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA. In addition, we have agreed to pay Roth Capital Partners, LLC a financial advisory fee of $150,000.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “SOLY.”

No Sales of Similar Securities

We, our executive officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 75 days after the date of the underwriting agreement with respect to our executive officers and our directors, and 90 days after the date of the underwriting with respect to us:

•sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

•enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or

•publicly announce an intention to do any of the foregoing for a period of 75 or 90 days, as applicable, after the date of this prospectus supplement without the prior written consent of the Representative.

In addition, we and each such person agrees that, without the prior written consent of the Representative, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii) pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv) by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned.

The Representative may, in its sole discretion and at any time or from time to time before the termination of the 75-day or 90-day period, as applicable, release all or any portion of the securities subject to lock-up agreements.

In connection with our initial public offering completed on February 19, 2019, our largest shareholder agreed with the underwriter of our initial public offering not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, during the period continuing through the date that was twelve months from the date of our initial public offering.

After such twelve month period and until 24 months from the closing of our initial public offering, such shareholder agreed to limit any sales of our shares pursuant to the following criteria: (i) if our common stock price is over $7.00 per share for five consecutive trading days then the holder can sell up to 3% of their holdings on a monthly basis, subject to a maximum sale on any trading day of 4% of the daily volume; (ii) if our common stock price is over $10.00 per share for five consecutive trading days then the holder can sell up to an additional 5% of their holdings on a monthly basis, subject to a maximum sale on any trading day of 7% of the daily volume; and (iii) if our common stock price is over $14.00 per share then the holder is not restricted from making any sales until such time as our common stock price falls back below $14.00 per share.

From the end of the preceding 24 month period until the three-year anniversary of the closing of our initial public offering, the holders can sell on any trading day 10% of the daily volume; provided that if our common stock price is over $10.00 per share then the holder is not restricted from making any sales until such time as the common stock falls back below $10.00 per share.

Notwithstanding the above, if the price of our common stock is below $7.00 the holder is permitted to sell in two tranches up to 5% of their holdings, up to 100,000 shares, in a private transaction, after which such shares will be subject to a Rule 144 six-month holding period and released from lockup thereafter.

The foregoing lock-up did not apply to 2,319,161 shares of common stock underlying certain 10% convertible notes held by our largest shareholder at the time of our initial public offering. The restrictions set forth in the lock-up agreement described above may be waived by the underwriter of our initial public offering at any time and in its sole discretion. The underwriter of our initial public offering is not participating in this offering and our largest shareholder is not party to any lock-up agreement, or other agreement restricting its ability to sell its shares, with us or the underwriters of this offering.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

NOTICE TO INVESTORS
Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offense.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts , or NI 33-105. Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the common stock will be deemed to have represented to the Company and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or NI 45-106, or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area , no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

•to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
•in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:
•to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
•where no consideration is given for the transfer; or

•where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Schiff Hardin LLP, Washington, DC. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is acting as counsel for the underwriters in connection with this offering.

Experts

The financial statements of Soliton, Inc. as of December 31, 2019 and for the year then ended, have been incorporated by reference in this registration statement and prospectus in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accountants, incorporated by reference herein, given upon their authority as experts in accounting and auditing. The report of Dixon Hughes Goodman LLP contains an emphasis of matter paragraph that states that the Company has incurred an accumulated deficit since inception, has not generated revenue from operations and does not expect to experience positive cash flows from operating activities in the near term, which conditions, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•Our Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 2, 2020);

•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (filed on May 14, 2020);

•Our Current Reports on Form 8-K filed on March 11, 2020, April 1, 2020, June 15, 2020; and June 22, 2020;

•Our Definitive Proxy Statement on Schedule 14A filed on May 20, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on February 15, 2019, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address: Soliton, Inc., Attention: Corporate Secretary, 5304 Ashbrook Dr., Houston, TX 77081.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

PROSPECTUS

$75,000,000

Soliton, Inc.
Common Stock
Debt Securities
Warrants
Units

We may from time to time issue up to $75,000,000 aggregate dollar amount of common stock, debt securities, warrants or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market ("Nasdaq") and traded under the symbol “SOLY”. On March 5, 2020, the closing price of the common stock, as reported on Nasdaq was $12.22 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

The date of this prospectus is March 19, 2020.

 -i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “Soliton,” “we,” “our,” and “us,” refer to Soliton, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a medical device company with a novel and proprietary platform technology licensed from The University of Texas MD Anderson Cancer Center ("MD Anderson"). Our Rapid Acoustic Pulse (“RAP”) device uses rapid pulses of designed acoustic shockwaves to disrupt cellular and subcellular structures in the dermis and subcutaneous tissue. The uniqueness of our designed shockwave allows us to target the changes in stiffness between cellular structures and generate a shearing effect that we believe represents a platform technology potentially useful in tattoo removal, cellulite reduction, fibrotic scar treatment and other indications. We believe the high repetition rate, rapid rise and fall of the wave, and significant peak pressure delivered in a non-focused manner make our shockwave significantly different from other available shockwave technologies. Importantly, our technology allows the disruption of targeted structures within the skin without significant pain and without treatment-related downtime.

We received clearance for our RAP device for tattoo removal from the U.S. Food and Drug Administration ("FDA") in May 2019 allowing our device to be used as an accessory to a 1064 nm Q-switched laser for tattoo removal on patients with skin tones on the Fitzpatrick scale between I and III. When used in conjunction with existing lasers for tattoo removal, our technology allows a doctor to treat a patient multiple times in a single office visit and significantly reduces the number of office visits required to remove a tattoo, allowing a dramatic acceleration of the tattoo removal process.

We plan to launch our RAP device for tattoo removal in mid-2020 into select dermatologist offices. We expect to generate revenue from both the initial sale of the device and from the recurring sales of disposable cartridges that are required by the device. We refer to this as our "razor and blade" recurring revenue model. Cartridges are designed to be specific to the intended indication (for example, tattoo cartridges will be different from potential future cellulite cartridges, if approved) and each treatment session would require one or more cartridges. We expect that one tattoo cartridge will facilitate up to five standard laser treatments in a single office visit for the average-sized tattoo (about five square centimeters). Therefore, a patient with an average-sized tattoo that requires three office visits will require the use of three cartridges.

We also have ongoing clinical programs in several indications, which, if successful, will allow us to expand commercialization of our products into additional markets. Importantly, we are undertaking ongoing clinical trials of our RAP device to support an application with the FDA for the treatment of cellulite. As a stand-alone device, we believe our RAP device has the potential to reduce the effects of fibrosis and stimulate beneficial fibroblast behavior. This capability enables the targeting of cellulite and fibrotic (keloid and hypertrophic) scars, as well as smoothing and tightening skin. We also intend to pursue regulatory approval in international markets and we are currently developing a regulatory strategy for these additional markets.

Our Technology

Our RAP device is composed of three parts: a console, a hand piece and a disposable cartridge. The console houses a pulse power system used to provide high voltage power to a pair of electrodes housed within the cartridge. The cartridge is snapped in and out of the hand piece for easy replacement and forms the basis for our planned “razor and blade” recurring revenue model. The proprietary nature of our technology is supported by eight patent families and over 100 patents issued or pending.

Our RAP device uses electrohydraulics to generate designed acoustic shockwaves at a rate of up to 100 per second to effectively target differences in stiffness at the cellular level. The first two indications we are targeting with our RAP technology are tattoo removal and cellulite reduction.

•In tattoo removal, our RAP device is used in conjunction with a laser and disperses both tattoo ink particles and the superficial and dermal vacuoles that are formed when a laser interacts with the ink particles during the use of the laser. Removing these vacuoles allows for subsequent laser treatments in the same treatment session, thereby rapidly accelerating the tattoo removal process.

•In cellulite reduction, our RAP device is used as a stand-alone device that disrupts the stiff, sclerotic septa structures that run through the subcutaneous fat layer causing the dimples and ridges associated with cellulite. Importantly, it does this without breaking the skin. We call this “acoustic subcision” and the disruption of these structures allows cellulite dimples and ridges to be released and the appearance of the cellulite to be improved. Until now, such disruption of sclerotic septa could only be achieved using surgical procedures that require penetrating the skin and involve significant pain and treatment-related downtime.

Our RAP device is also in clinical development for treating certain fibrotic conditions. We have completed a proof-of-concept study for the treatment of keloid and hypertophic scars and early data suggests that our technology can impact the overactive fibroblasts that generate these scars. This supports our belief that our technology can potentially have an impact on a much broader set of fibrotic conditions. Scientific publications suggest that fibroblasts become over-active when they are located in a stiffened environment and that disrupting the stiff environment may lead to fibroblast apoptosis, ultimately resulting in a resolution of the fibrosis. On this basis, we believe that our technology could have efficacy in a number of fibrotic diseases, including within the extracellular matrix, such as radiation induced fibrosis and capsular contracture, and in other systems of the body such as peripheral artery disease and even Liver Fibrosis. To date, other than the proof-of-concept study for the treatment of keloid and hypertophic scars, we have not begun any substantive pre-clinical work on these fibrotic diseases.

Our Clinical Pipeline

Set forth below is a table presenting the current status of our clinical pipeline:

Our Market Opportunity

Tattoo Removal

Approximately one-third of all adults in the United States have a tattoo. In 2015, we commissioned our own survey of individuals with one or more tattoos in an effort to better understand their interest in, motivations for and concerns about tattoo removal. This survey was designed to be representative of the US population with 95% confidence (+/- 3%) and indicated that 63% of individuals with tattoos were interested in some form of removal. At these rates, an estimated 44 million Americans are interested in tattoo removal. In fact, based upon third party market research, the global tattoo removal market is estimated to be approximately $4 billion by 2023.

The current standard of care for tattoo removal is to use a Q-switched (pulsed) laser to ablate the tattoo ink particles into pieces small enough for the body’s natural processes to remove them. Unfortunately, this current method is highly inefficient, requiring, on average, 10 or more office visits to achieve acceptable results. An independent clinical trial has demonstrated that using our RAP device in conjunction with a Q-switched laser has the potential to achieve removal of an average-sized tattoo in just 2 to 3 office visits. We believe this “Soliton” method can not only dramatically accelerate tattoo removal, but also has the potential to lower removal cost for patients, while increasing profitability to practitioners, and to reduce the potential for unwanted scarring and ghosting (a lingering silhouette image of the tattoo).

Cellulite Reduction

Between 80-90% of women suffer from cellulite. Based on third party market research, the global market for cellulite treatment was estimated to be approximately $2.4 billion in 2018 and is expected to grow to approximately $4 billion by 2025.

This is a significant addressable market, but we believe currently available treatment options are limited. A 2015 review of a variety of studies into the effectiveness of different non-surgical techniques for treating cellulite indicated that either the procedures did not work or the research methodology was flawed. Furthermore, most of these non-surgical techniques offer only a temporary reduction in the appearance of cellulite. The American Academy of Dermatology (AAD) reviewed a number of surgical techniques that may be successful in reducing the appearance of cellulite by cutting the bands of connective tissue under the skin's surface. However, these techniques are often painful and expensive. As a non-invasive technique, if a version of our device is capable of reducing the appearance of cellulite with results that approach those of the surgical techniques, we believe this could become an important new indication for our technology.

Keloid and Hypertrophic Scars

Keloids are a type of raised scar. They typically occur where the skin has healed after an injury. They can grow to be much larger than the original injury that caused the scar. A hypertrophic scar is a cutaneous condition characterized by deposits of excessive amounts of collagen which gives rise to a raised scar, but not to the degree observed with keloids. Like keloids, they form most often at the sites of pimples, body piercings, cuts and burns.

The American Osteopathic College of Dermatology estimates that keloids affect around 10% of people, whereas hypertrophic scars are more common. Keloid scars are more prevalent among populations with darker skin pigmentation. Hypertrophic scars affect men and women from any racial group equally, although people between 10 and 30 years old are more likely to be affected. Based on third party market research, the global market for hypertrophic and keloid scar treatment was estimated to be approximately $4.8 billion in 2017 and is expected to grow at a CAGR of 9.9% through 2025.

Planned Commercialization

We intend to begin selling our RAP device in the United States in mid-2020 for the removal of tattoos by marketing to a narrow group of key dermatologists. We are diligently working with our sole manufacturer, Sanmina Corporation, to complete the design and build of the device that will be used in our initial commercial market launch. We will be conservative in the building of our sales team during the initial stages of the launch and intend to grow this team as we achieve traction in the marketplace.

Should we have favorable results with our pivotal cellulite FDA trial and receive FDA clearance for the cellulite reduction indication, we intend to introduce this indication to the marketplace through the sale of new cartridges designed specifically for treating cellulite.

Why Soliton?

•Large addressable markets with significant growth potential.
•Platform technology that is non-invasive and that dermatologists will be able to use across multiple indications.
•“Razor and blade” revenue model with a true consumable.
•Targeted indications are cash pay.
•In clinical trials, treatment across indications has shown no significant or adverse events and has been well-tolerated by patients.

Our Growth Strategy

Our goal is to provide safe, effective, and science-based solutions to the marketplace that truly improve our patients’ lives. We believe the following strategies will enable us to achieve this goal and help us to succeed and grow.

•Focus on launching aesthetic indications that are treated in the dermatologist office and are cash-pay.
•Execute on our clinical plan to expand our indications and support the clinical proposition in further medical indications.
•Recognize the importance of building awareness of our product offerings in both the physician and patient communities and plan our marketing strategies and spending accordingly.
•Build our specialized sales force and practice development managers gradually as we grow to support the success of each device placed in service.

Corporate Information

Our corporate offices are located at 5304 Ashbrook Dr., Houston, TX 77081. Our telephone number is 844-705-4866. Our Internet address is www.soliton.com. Information contained on, or that can be access through, our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the period ended December 31, 2019, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for the commercialization and commercial launch of our technology, initially for tattoo removal and subsequently for cellulite reduction, for other research and development activities and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for the commercialization of our technology, initially for tattoo removal and subsequently for cellulite reduction, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001. As of February 20, 2020, we had 16,932,184 shares of our common stock outstanding. Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be affected at a duly called annual or special meeting of stockholders and may not be affected by any consent in writing by such stockholders.

Amendment of Certificate of Incorporation. Our certificate of incorporation requires the affirmative vote of at least two-thirds of our shares to amend, alter or repeal certain provisions in the certificate of incorporation, including, how we elect directors, our obligation to indemnify our officers and directors, our agreement to limit the liability of our directors to the extent permitted by Delaware law, the prohibition on written consents discussed in the above paragraph, and that we have elected to be governed by Section 203 of the Delaware General Corporation Law (as described below). The requirement to obtain a vote of two-thirds of our shares will make it more difficult for stockholders to change our certificate of incorporation.

Exclusive Forum Provision. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or our certificate of incorporation or the bylaws, and (iv) any action asserting a claim against us governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or Securities Act.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law ("DGCL") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Delaware General Corporation Law. We expect to obtain additional directors’ and officers’ liability insurance coverage prior to the completion of this Offering.

Listing

Our common stock is listed on Nasdaq and traded under the symbol “SOLY”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

· the title and type of the debt securities;

· the total principal amount or initial offering price of the debt securities;

· the date or dates when the principal of the debt securities will be payable;

· whether we will have the right to extend the stated maturity of the debt securities;

· whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

· if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

· the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

· any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

· the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

· the denominations in which any registered debt securities will be issuable;

· the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

· the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

· the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

· any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

· any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

· whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

· to whom interest will be payable

o if other than the registered holder (for registered debt securities),

o if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

o if other than as specified in the indentures (for global debt securities);

· whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

· particular terms of subordination with respect to subordinated debt securities; and

· any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

· the conversion price or exchange ratio;

· the conversion or exchange period;

· whether the conversion or exchange will be mandatory or at the option of the holder or us;

· provisions for adjustment of the conversion price or exchange ratio; and

· provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

· the redemption date;

· the redemption price;

· if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

· that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

· the place or places of payment;

· whether the redemption is for a sinking fund; and

· any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

· default for 30 days in the payment of any interest installment when due and payable;

· default in the making of any sinking fund payment when due;

· default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

· default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

· certain events of bankruptcy, insolvency and reorganization; and

· any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

· we have paid or deposited with the trustee a sum sufficient to pay:

o all overdue interest on all outstanding debt securities of that series and any related coupons,

o all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

o to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

o all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

· all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

· in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

· in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

· to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

· establishing the form or terms of any series of debt securities issued under the supplemental indentures;

· adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

· adding additional events of default for the benefit of the holders;

· to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

· to secure the debt securities;

· to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

· to evidence and provide for acceptance of a successor trustee; and

· to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

· change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

· reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

· reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

· change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

· impair the right to institute suit for enforcement of payments;

· reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

· modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

· the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

· immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

· the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

· have become due and payable;

· will become due and payable at their stated maturity within one year; or

· are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

· the trustee is a trustee under another indenture under which our securities are outstanding;

· the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

· we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

· the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

· the trustee is one of our creditors; or

· the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

· the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

· the currency or currency units in which the offering price, if any, and the exercise price are payable;

· the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

· whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

· any applicable material United States federal income tax considerations;

· the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

· the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

· the designation, amount, currency, denominations and terms of any common stock purchasable upon exercise of the warrants;

· if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

· if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

· the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

· provisions for changes to or adjustments in the exercise price;

· if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

· information with respect to any book-entry procedures;

· any antidilution provision of the warrants;

· any redemption or call provisions; and

· any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Our Outstanding Warrants

2018 Bridge Debt Warrants

On April 20, 2018, the Company issued five-year warrants to purchase 79,350 shares of common stock at an exercise price of $1.75 a placement agent in connection with notes issued under the a note purchase agreement (the "Fourth Note"). On June 8, 2018, the Company issued the placement agent additional five-year warrants to purchase 12,000 shares of common stock at an exercise price of $1.75 in connection with notes issued under the Fourth Note.

From October through December 2018, the Company issued five-year warrants to purchase 685,000 shares of common stock at an exercise price of $1.75 to investors that purchased certain non-convertible promissory notes. The Company issued additional five-year warrants to purchase 300,000 shares of common stock at an exercise price of $1.75 on various dates in January and February of 2019 to investors in connection with additional purchases of certain non-convertible promissory notes. As of December 31, 2019, 368,333 of the foregoing warrants remained outstanding.

June 2019 Pipe Warrants

On June 16, 2019, the Company entered into a private offering with certain institutional and accredited investors for the sale by the Company in a private placement of 675,000 units (each a “June Unit”), each June Unit consisting of (i) one share of its common stock, and (ii) a warrant to purchase 0.7 shares (a total of 472,500) of common stock (each a “June Warrant”). The June Warrants included in the June Units are exercisable at a price of $16.00 per share commencing on the date of issuance and will expire five years from the effective date of the registration statement pursuant to which the resale of the shares of common stock underlying the June Warrants are registered, or August 23, 2024. 472,500 of these June Warrants remained outstanding as of February 28, 2020.

October 2019 Pipe Warrants

On October 10, 2019, we entered into a private placement with certain institutional and accredited investors for the sale by us of 485,250 units (each an “October Unit”), each October Unit consisting of (i) one share of our common stock and (ii) a warrant to purchase 1.1 shares of common stock (a total of 553,775) of common stock (each an “October Warrant”). The October Warrants included in the October Units are exercisable at a price of $12.88 per share commencing on the date of issuance and will expire five years from the date of issuance. 533,775 of the October Warrants remained outstanding as of February 28, 2020.

DESCRIPTION OF THE UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase debt securities or common stock, or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•to or through underwriters or dealers for resale to the purchasers;

•directly to purchasers;

•through agents or dealers to the purchasers; or

•through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•the terms of the offering;

•the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•that the securities are being solicited and offered directly to institutional investors or others;

•any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•at a fixed public offering price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to prevailing market prices at the time of sale; or

•at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•to or through a market maker otherwise than on Nasdaq or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Soliton, Inc. as of December 31, 2019 and for the year then ended, have been incorporated by reference in this registration statement and prospectus supplement in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accountants, incorporated by reference herein, given upon their authority as experts in accounting and auditing. The report of Dixon Hughes Goodman LLP contains an emphasis of matter paragraph that states that the Company has incurred an accumulated deficit since inception, has not generated revenue from operations and does not expect to experience positive cash flows from operating activities in the near term, which conditions, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Soliton, Inc. as of December 31, 2018 and for the year then ended, have been incorporated by reference in this registration statement and prospectus supplement in reliance upon the report of Marcum LLP, independent registered public accountants, incorporated by reference herein, given upon their authority as experts in accounting and auditing. The report of Marcum LLP contains an emphasis of matter paragraph that states that the Company has suffered recurring losses from operations and does not expect to generate positive cash flows from operating activities in the near future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

• Our Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 2, 2020.

•   the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on February 15, 2019, including any amendments or reports filed for the purposes of updating this description.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Soliton, Inc.
Attn: Corporate Secretary
5304 Ashbrook Drive
Houston, TX 77081
Phone: 844-705-4866

Shares

Common Stock

PROSPECTUS SUPPLEMENT

June , 2020

Cantor

Oppenheimer & Co.

Maxim Group LLC